Exhibit (d)(122)
AMENDMENT TO THE INVESTMENT SUBADVISORY AGREEMENT
     This Amendment (“Amendment”) to the Investment Subadvisory Agreement (defined below), is effective as of March 1, 2011, by and among Vantagepoint Investment Advisers, LLC, a Delaware limited liability company (“Client”), D.G. Capital Management Trust, a Massachusetts business trust (“Subadviser”), and The Vantagepoint Funds, a Delaware statutory trust (the “Funds”).
     WHEREAS, the Client, Subadviser and the Funds entered into an Investment Subadvisory Agreement dated September 18, 2008 (the “Agreement”), with respect to the Vantagepoint Growth Fund;
     WHEREAS, the Client, Subadviser and the Funds desire to amend the Agreement as set forth below.
     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:
1.	Schedule A (Fee Schedule) to the Agreement is hereby deleted and replaced with the new Schedule A (Fee Schedule) attached to this Amendment.
2.	All other provisions of the Agreement remain in full force and effect.
3.	Unless otherwise defined in this Amendment, all terms used in this Amendment shall have the same meaning given to them in the Agreement.
4.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto execute this Amendment effective as of the date first set forth above.
     THE VANTAGEPOINT FUNDS, on behalf of the Vantagepoint Growth Fund

By:	/s/ Angela Montez
Angela Montez
Secretary

Approved by:	/s/ Wayne Wicker
Wayne Wicker
Senior Vice President and Chief Investment Officer Vantagepoint Investment Advisers, LLC

     VANTAGEPOINT INVESTMENT ADVISERS, LLC

By:	/s/ Angela Montez
Angela Montez
Assistant Secretary ICMA Retirement Corporation

Approved by:	/s/ Wayne Wicker
Wayne Wicker
Senior Vice President and Chief Investment Officer Vantagepoint Investment Advisers, LLC

     D.G. CAPITAL MANAGEMENT TRUST

By:	/s/ Manu Daftary
Manu Daftary
President

Schedule A
VANTAGEPOINT INVESTMENT ADVISERS, LLC
THE VANTAGEPOINT FUNDS
Fee Schedule
For
D.G. Capital Management Trust
Vantagepoint Growth Fund
The Subadviser’s quarterly fee shall be calculated based on the average daily net asset value of the assets under the Subadviser’s management as provided by the Client or Custodian, at Client’s discretion, based on the following annual rate.
0.35 percent